SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2003

The Dun & Bradstreet Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15967 (Commission File Number)	22-3725387 (I.R.S. Employer Identification No.)

103 JFK Parkway, Short Hills, NJ (Address of principal executive offices)	07078 (Zip Code)

Registrant’s telephone number, including area code:	(973) 921-5500

(Former name or former address, if changed since last report.)

Item 9. Regulation FD Disclosure.
SIGNATURES

Item 9. Regulation FD Disclosure.

     In addition to being furnished pursuant to Item 9, this Current Report on Form 8-K is being furnished pursuant to “Item 12. Results of Operations and Financial Condition” of Form 8-K in accordance with SEC Release Nos. 33-8216; 34-47583. Our discussion of historical results in this Form 8-K is qualified in its entirety by reference to our related filings with the SEC.

     The Dun & Bradstreet Corporation (“we”) held its 2003 Investor Day presentation on May 16, 2003. The following information further clarifies remarks made during the Investor Day Question and Answer (“Q&A”) session:

•	During the Q&A, we discussed our Business Information Report, or BIR, and the percentage of our revenue that this product represents. The BIR is a “traditional” product within our Risk Management Solutions product line. In 2002, the BIR contributed approximately 29% of our total revenue.

•	Risk Management Solutions contributed approximately 69% of our total revenue in 2002. Within that product line, our “traditional” products constituted 84% of our total Risk Management Solutions revenue in 2002, or 58% of our total revenue. Of these amounts, the BIR represented approximately 50% of the “traditional” Risk Management Solutions revenue in 2002, or, as stated above, approximately 29% of our total revenue in 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DUN & BRADSTREET CORPORATION

By:	/s/ David J. Lewinter

Name: David J. Lewinter Title: Senior Vice President, General Counsel & Corporate Secretary

DATE: May 20, 2003